EXHIBIT 99.1

FortuNet Announces Earnings Call for the Quarter Ended March 31, 2008

LAS VEGAS, May 13, 2008 (PRIME NEWSWIRE) -- FortuNet, Inc. (the "Company") (Nasdaq:FNET) today filed with the Securities and Exchange Commission its quarterly report on Form 10-Q for the quarter ended March 31, 2008 and announced that it will conduct a conference call to discuss these results on May 15, 2008 at 1:00 P.M., Pacific Standard Time. To participate in the conference call, please dial 1-866-296-6505 and enter the authorization number 5437787.

About FortuNet, Inc.

FortuNet is a Las Vegas-based and Nevada-licensed manufacturer of multi-game server-based gaming platforms. FortuNet's gaming platforms include networks of both wireless and stationary player terminals, cashier-based point-of-sale terminals, self-service kiosks and central game file servers. FortuNet is a leader in the mobile bingo gaming device market with its fourth-generation wireless and stationary player terminals marketed under the BingoStar(R) brand name and is preparing to enter the emerging mobile gaming market in Nevada. Traditional casino games, such as keno, slots and poker, can be readily adapted to FortuNet's gaming platform, which are planned to be marketed under its WIN-WIN(TM) MobiPlayer(TM) brand names.

CONTACT:  FortuNet, Inc.
          Investor Contact:
          Jack Coronel
          (702) 796-9090
          jack@fortunet.com